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                                     BYLAWS
                                       OF
                           ACTIVE ANKLE SYSTEMS, INC.


                                    ARTICLE I
                                     OFFICES

     The registered office of the Corporation in the Commonwealth of Kentucky shall be at the address stated in its Articles of Incorporation, but such address may be changed from time to time by the Board of Directors.

     The Corporation shall have a principal office, and such other offices, either within or without the Commonwealth of Kentucky, as the Board of Directors may designate or the business of the Corporation may be, but need not be, the same as its registered office and, until otherwise determined, shall be located at 3720 Hillsdale Road, Louisville, Kentucky 40222.

                                   ARTICLE II
                                  SHAREHOLDERS

     SECTION 1 - ANNUAL MEETING. The annual meeting of Shareholders shall be held on the first Friday in March in each year, beginning with the year 1990, at the hour of 10:00 a.m., local time, for the election of Directors and such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be practicable.

     SECTION 2 - SPECIAL MEETING. Special meetings of the Shareholders may be called by the Board of Directors, by the Chief Executive Officer or by the holders of not less than one-third (1/3) of the outstanding shares entitled to vote at such meeting.

     SECTION 3 - PLACE OF MEETING. The Board of Directors or the Chief Executive Officer may designate any place, either within or without the Commonwealth of Kentucky, as the place of meeting for any annual meeting, or for any special meeting called by the Board of Directors or by the Chief Executive Officer, respectively. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the Commonwealth of Kentucky, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called the place of meeting shall be the principal office of the Corporation, except as otherwise provided in Section 5 of this Article.

     SECTION 4 - NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called,

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shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, Secretary or the persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholders at their addresses as they appear on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 5 - MEETING OF ALL SHAREHOLDERS. If all of the Shareholders shall meet at any time and place, either within or without the Commonwealth of Kentucky, and consent to the holding of a meeting, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.


     SECTION 6 - CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     If a court orders a meeting adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, it may provide that the original record date continues in effect or it may fix a new record date.

     SECTION 7 - VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the Corporation shall use the stock transfer books as the complete record of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or stock transfer books or to vote at any meeting of Shareholders.

     SECTION 8 - QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noted. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.


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     SECTION 9 - PROXIES.  At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The revocation of a proxy shall not be effective until the Secretary of the Corporation has received written notice of the revocation.

     SECTION 10 - VOTING OF SHARES. Subject to the provisions of Section 12, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.


     SECTION 11 - VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another Corporation may be voted by either the President or such Corporation or by proxy appointed by him/her unless the Board of Directors of such Corporation should determine otherwise, in which event any other person authorized to vote such shares shall produce a certified copy of a resolution of the Board of Directors of such Corporation so indicating.

     Shares held by an administrator, executor, guardian, conservator, or committee may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a Trustee may be voted by him/her, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him/her without a transfer of such shares into his/her name.

     Shares standing in the joint names of three (3) or more fiduciaries shall be voted in the manner determined by the majority of such fiduciaries, unless the instrument or order appointing such fiduciaries otherwise directs.

     Shares standing in the name of a Receiver may be voted by such Receiver, and shares held by or under the control of a Receiver may be voted by such Receiver without the transfer thereof into his/her name if authority so to do be contained in an appropriate order of the Court by which such Receiver was appointed.

     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 12 - CUMULATIVE VOTING. At each election for Directors each Shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as he/she shall be entitled to vote under the Corporation's Articles of Incorporation, multiplied by the number of Directors to be elected at such election; and each Shareholder may cast the whole number of votes for one (1) candidate, or distribute such votes among two (2) or more candidates.


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     SECTION 13 - INFORMAL ACTION BY SHAREHOLDERS.  Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1 - GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 2 - NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be five (5), but may be increased or decreased from time to time by amendment to this Bylaw, but no decrease shall have the effect of shortening the term of any incumbent Director. Each Director shall hold office until the next annual meeting of Shareholders and until his/her successor shall have been elected and qualified. Directors need not be a resident of Kentucky nor a Shareholder of the Corporation.

     SECTION 3 - REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4 - SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the Present, or a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Kentucky, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5 - NOTICE. Notice of any special meeting shall be given at least two (2) days previously thereto by (a) telephoned or personally delivered to each director at least forty-eight hours before the time of the meeting; or (b) mailed to each director at his last known address at least ninety-six hours before the time of the meeting; or (c) by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting and such waiver must be in writing. A Director's attendance at or participation in a meeting shall waive any required notice to him of the meeting, unless the Director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


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     SECTION 6 - QUORUM.  A majority of the Board of Directors fixed by Section
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     SECTION 7 - MANNER OF ACTING. The act of the majority of the Directors present at the meeting at which a quorum is present shall be the act of the Board of Directors.

     The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during this meeting. A Director participating in a meeting by this means shall be deemed to be present in person at the meeting.

     SECTION 8 - ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors, or by a committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors, or by all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

     SECTION 9 - VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of the Directors by the Shareholders.

     SECTION 10 - COMPENSATION FOR ATTENDANCE. Directors, as such, shall not receive a stated salary for their services but, by resolution of the Board of Directors, each Director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a fixed sum for attendance at each such meeting, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 11 - EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors. However, such committee shall not: (a) authorize distributions; (b) approve or propose to Shareholders action that the Delaware Code requires be approved by Shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend Articles of Incorporation pursuant to K.R.S. 271B.10-020; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring Shareholder approval;
(g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance


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or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 1 - NUMBER. The officers of the Corporation shall be a Chief Executive Officer, a President and a Secretary (who may be the same person), and may have, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Corporation may have a Chairman of the Board and a Vice Chairman of the Board. Any two or more officers may be held by the same person.

     SECTION 2 - ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his/her successor shall have been duly elected and shall have qualified or until his/her death or until he/she shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3 - REMOVAL. Any officer or agent may be removed by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4 - VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5 - CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He/She shall, when present, preside at all meetings of the Shareholders and of the Board of Directors. He/She may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be


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otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6 - PRESIDENT. The President shall be the Chief Executive Officer unless another person is so designated. If another person is so designated, the President shall be the Chief Operating Officer of the Corporation, responsible to the Chief Executive Officer, and shall have such other duties as established by the Board of Directors.

     SECTION 7 - VICE PRESIDENTS. In the absence of the President or in the event of his/her death, inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him/her by the Chief Executive Officer or by the Board of Directors.

     SECTION 8 - SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the Chief Executive Officer or by the Board of Directors.

     SECTION 9 - TREASURER. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the Chief Executive Officer or by the Board of Directors.

     If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine.


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     SECTION 10 - ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.   The
Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer or by the Board of Directors.

     SECTION 11 - SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a Director of the Corporation.

     SECTION 12 - STANDARDS OF CONDUCT FOR OFFICERS. An officer with discretionary authority shall discharge his duties under that authority in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the Corporation.

     An officer shall be considered to discharge his duties on an informed basis if he makes, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, inquiry into the business and affairs of the Corporation, or into a particular action to be taken or decision to be made. In discharging his duties an officer shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one (1) or more officers or employees of the Corporation whom the officer honestly believes to be reliable and competent in the matters presented; or (b) legal counsel, public accountants, or other persons as to matters the officer honestly believes are within the person's professional or expert competence.

     SECTION 13 - DIRECTOR LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for any breach of his/her duties as a director, except for liability (a) for any transaction in which the director's personal financial interests is in conflict with the financial interests of the Corporation of its Shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (c) for any vote for or assent to an unlawful distribution to Shareholders as prohibited under K.R.S. 271B-8.330; or (d) for any transaction from which the director derived an improper personal benefit.



                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS


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     SECTION 1 - CONTRACTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2 - LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3 - CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4 - DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

                                   ARTICLE VI
                    CERTIFICATE FOR SHARES AND THEIR TRANSFER

     SECTION 1 - CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2 - TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. An agreement among Shareholders, or an agreement between Shareholders and the Corporation, may impose restrictions on the transfer or registration of transfer of the Corporation.

                                   ARTICLE VII


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                                   FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of July and end on June 30 in each year.

                                  ARTICLE VIII
                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX
                                 CORPORATE SEAL

     The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of Incorporation and the words "CORPORATE SEAL." The corporate seal may be used on the certificates and resolutions of the Corporation.

                                    ARTICLE X
                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the Kentucky Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify each of its Directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a Director or officer of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


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     Except as provided hereinbelow, any such indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because he/she has met the applicable standard of conduct set forth above such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of Directors who were or are not parties to such action, suit, or proceeding; or (b) by the Shareholders.


     Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by the Corporation.

     To the extent that a Director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith, without any further determination that he/she has met the applicable standard of conduct set forth above.

                                   ARTICLE XII
                                BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its members, Board of Directors, committees having and exercising any of the authority of the Board of Directors, and the membership committee, and shall keep at the principal office a record giving the names and addresses of the members entitled to vote. All books and records of the Corporation may be inspected by any member, or his agent or attorney, for any proper purpose at any reasonable time.

                                  ARTICLE XIII
                                   AMENDMENTS

     The Shareholders may alter, amend or repeal the Bylaws at any annual or special meeting of Shareholders at which a majority of the outstanding shares of the Corporation is present by the vote of such majority, provided that the notice of such meeting shall have included notice of such proposed amendment. The Board of Directors shall have the power and authority to alter, amend or repeal Bylaws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the Shareholders under Kentucky law to repeal or change such Bylaws.

                                   ARTICLE XIV
                                    EXPENSES


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

     The Corporation shall reimburse each of its Directors and officers for any and all expenses and debts incurred by said Directors and officers in the course of their employment and usual business activities. Furthermore, each officer of the Corporation may be paid a reasonable salary as compensation by the Corporation. Each such reimbursement and/or salary shall be deducted as a business expense pursuant to Section 162 of the Internal Revenue Code of 1954, as amended, and any and all regulations appurtenant thereto. Provided, however, that should the deductions for any such reimbursement or salary, or any portion thereof, be disallowed by the Internal Revenue Service, said Director or officer shall return any and all sums paid to him/her in the form of such reimbursement of expenses or salary to the Corporation in such a manner as to allow said Directors and officers to deduct the sums returned from their individual income, pursuant to the provisions and regulations of the Internal Revenue Code of 1954, as amended. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed.



                                            ____________________________________
                                            RONALD W. SCHULTZ
                                            CHIEF EXECUTIVE OFFICER




                                            ____________________________________
                                            MICHAEL V. BRODARICK
                                            SECRETARY


DATE:________________________



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